UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant       ☐

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CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI AEROSTRUCTURES, INC.

91 Heartland Blvd.

Edgewood, New York 11717

(631) 586-5200

Notice of Annual Meeting of Shareholders to be held on June 24, 2025

To the shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held on Tuesday, June 24, 2025, at 1:00 p.m. at our offices at 91 Heartland Boulevard, Edgewood, New York 11717.

At the annual meeting of shareholders, you will be asked to consider and act upon the following matters:

(1)	To elect three Class III directors to serve until the term of our Class III directors ends in 2028;

(2)	To approve, on an advisory basis, the compensation of our named executive officers;

(3)	To approve the adoption of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan;

(4)	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(5)	To address such other business as may properly come before the annual meeting of shareholders or any postponements or adjournments thereof.

Only shareholders of record at the close of business on May 1, 2025 will be entitled to notice of, and to vote at, the annual meeting of shareholders and any postponements or adjournments thereof.

Please read the enclosed proxy statement carefully because it contains information relevant to the actions to be taken at the annual meeting of shareholders.

Even if you plan to attend the annual meeting of shareholders in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.

By Order of the Board of Directors

Dorith Hakim, Chief Executive Officer and President

Edgewood, New York

May 8, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2025

Our Proxy Statement for the 2025 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.cstproxy.com/cpiaero/2025.

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on June 24, 2025

This proxy statement and the accompanying proxy materials are furnished to shareholders of CPI Aerostructures, Inc. (the “Company”, “we”, or “us”) in connection with the solicitation of proxies by our board of directors for use in voting at our 2025 annual meeting of shareholders (the “Annual Meeting”) to be held at our offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Tuesday, June 24, 2025, at 1:00 p.m., and at any postponements or adjournments thereof.

We expect that the notice of internet availability of the proxy materials will be mailed and made available to shareholders of record as of May 1, 2025, beginning on or about May 8, 2025. We are bearing all costs of this solicitation.

What matters am I being asked to vote on?

You are being asked to vote on the following matters:

(1)	To elect three Class III directors to serve until the term of our Class III directors ends in 2028;

(2)	To approve, on an advisory basis, the compensation of our named executive officers;

(3)	To approve the adoption of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan;

(4)	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(5)	To address such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

✓   “FOR” the election of the Class III director nominees named in this proxy statement;

✓   “FOR” the advisory approval of the compensation of our named executive officers;

✓   “FOR” the adoption of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan.; and

✓   “FOR” the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Why did I receive a Notice of Internet Availability?

To conserve natural resources and reduce costs, we are sending shareholders a Notice of Internet Availability of Proxy Materials, as permitted by Securities and Exchange Commission (“SEC”) rules. The notice explains how you can access our proxy materials over the internet, how to obtain printed copies if you prefer, and how to vote on the matters being presented to our shareholders.

Who is entitled to vote?

Holders of our common stock as of the close of business on May 1, 2025, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the record date, we had 13,000,072 shares of common stock issued and outstanding, which is our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date. There is no cumulative voting.

How do I attend the Annual Meeting?

If you would like to attend the Annual Meeting in person, please reserve your attendance at least two business days in advance of the Annual Meeting by contacting us by email at AnnualShareholderMeeting@cpiaero.com. Reservations will be accepted in the order in which they are received. If you do not reserve your attendance in advance, you will be admitted only if space is available.

Please be prepared upon arrival to show a form of government-issued photo identification and satisfactory evidence that you were a shareholder of the Company as of the record date. Any local and state requirements concerning occupancy or other requirements that may be in place at the time of the Annual Meeting will be adhered to.

How do I submit my vote?

Record holders can vote their shares by the following methods:

•	By Internet. You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email;

•	By Telephone. If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

•	By Mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

•	In Person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the Annual Meeting. See “How do I attend the Annual Meeting?” above.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on communicating these voting instructions. Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the shareholder of record, present it to the inspector of election at the Annual Meeting, and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder of the shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.

If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record. You must bring this legal proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker, or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, or obtain a legal proxy and arrange to attend the Annual Meeting.

What is the effect of giving a proxy?

The persons named on the proxy card that accompanies this proxy statement have been designated as proxies by our board of directors. If you are a record holder and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the Annual Meeting as specified in your proxy.

If you are a record holder and submit your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the Class III director nominees (Proposal 1); FOR the advisory approval of executive compensation (Proposal 2); FOR the adoption of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan (Proposal 3); and FOR ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4).

If you give your proxy, your shares also will be voted in the discretion of the persons designated as proxies with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

●	delivering written notification of your revocation to our secretary;

●	delivering another proxy bearing a later date; or

●	voting in person at the Annual Meeting.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”), or that the shareholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either shareholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

The election of the Class III director nominees (Proposal 1). Under Section 614(a) of the New York Business Corporation Law, the election of directors is determined by a plurality of the votes cast at the meeting by shareholders entitled to vote thereon, unless the certificate of incorporation provides otherwise. A “plurality” means that the nominees receiving the greatest number of votes cast “FOR” their election will be elected as directors, even if they do not receive a majority of the votes cast. Consequently, any shares not voted “FOR” a nominee—including shares voting to withhold authority, abstentions, or broker non-votes—will have no effect on the outcome of the election.

Advisory approval of executive compensation “Say on Pay” (Proposal 2). The results of this Say on Pay vote are advisory and non-binding on the Board of Directors. Under Section 614(b) of the New York Business Corporation Law and Section 8 of the Company’s bylaws, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the vote.

Adoption of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan (Proposal 3). Under Section 614(b) of the New York Business Corporation Law and Section 8 of the Company’s bylaws, approval of the CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders present in person or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote.

Ratification of independent registered public accounting firm (Proposal 4). Under Section 614(b) of the New York Business Corporation Law and Section 8 of the Company’s bylaws, the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the votes cast on the proposal by shareholders present in person or represented by proxy and entitled to vote thereon. Abstentions are not counted as votes cast and will therefore have no effect on the outcome of the vote. Because this is a routine matter, brokerage firms are permitted to vote customers’ shares on this proposal in the absence of voting instructions. If a broker does not exercise this discretionary authority, any resulting broker non-votes will not be counted as votes cast and will also have no effect on the outcome.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTOR NOMINEES

Our Board of Directors is divided into three classes, with one class of directors typically elected each year and each class serving a three-year term. The term of office for our Class III directors expires at the Annual Meeting. The current Class III directors are Carey Bond, Michael Faber, and Dorith Hakim.

The current Class I directors are Terry Stinson and Richard Caswell, whose terms expire at the 2026 annual meeting. The current Class II directors are Pamela Levesque and Richard C. Rosenjack, Jr., whose terms expire at the 2027 annual meeting.

The Board has nominated Mr. Bond, Mr. Faber, and Ms. Hakim for re-election as Class III directors. Unless you specify otherwise when submitting your proxy, your shares will be voted “FOR” the election of each of the Class III nominees.

In the event that any nominee becomes unavailable to serve—an occurrence that is not anticipated—the proxy holders, or their substitutes, will have full discretion to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Biographical information regarding the nominees and the full Board of Directors is provided under the section titled “Directors, Executive Officers, and Corporate Governance” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE CLASS III DIRECTOR NOMINEES

PROPOSAL 2 — SAY ON PAY

Shareholders will also vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the related compensation tables, notes, and narrative disclosure in this proxy statement for the 2025 Annual Meeting of Shareholders.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules promulgated by the SEC thereunder, provide shareholders with the right to vote, on an advisory basis, to approve the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers (collectively, the “Named Executive Officers”), as disclosed in accordance with SEC rules.

The Company’s executive compensation program is designed to be competitive and reasonable, support organizational objectives and shareholder interests, and align the interests of executive officers with the Company’s long-term performance and the creation of shareholder value. A detailed explanation of the Company’s executive compensation policies and procedures is set forth under the heading “Executive Officer Compensation” below. Specific information about the current compensation of the Named Executive Officers is provided in the “Summary Compensation Table” and related disclosures below.

The Say on Pay vote does not relate to any individual component of compensation, but rather to the overall compensation of the Named Executive Officers, as described in this proxy statement. The Company believes that the disclosed executive compensation is consistent with its stated compensation philosophy.

This Say on Pay vote is advisory and therefore not binding on the Company, the Board of Directors, or the Compensation and Human Resources Committee. However, the Board and the committee will carefully consider the voting results when evaluating the Company’s executive compensation program. As a matter of policy, the Compensation and Human Resources Committee has determined that it will consider the results of the most recent Say on Pay vote in its compensation decisions and in reviewing its compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3 — ADOPTION OF 2025 LONG-TERM INCENTIVE PLAN

We are requesting that our shareholders approve the 2025 Long-Term Incentive Plan (the “2025 Plan”), which has been adopted by our board of directors, upon the recommendation of our Compensation and Human Resources Committee, subject to shareholder approval at the Annual Meeting.

The 2025 Plan is intended to replace our existing equity compensation plan, which has been used over time to support our long-standing compensation objectives and is approaching the end of its authorized share capacity. Approval of the 2025 Plan will authorize 800,000 additional shares of our common stock for issuance, allowing us to continue to attract, retain, and motivate key employees, officers, directors, and consultants through equity-based compensation that aligns their interests with those of our shareholders.

Shareholder approval is being sought in order to comply with applicable stock exchange listing requirements, to preserve the ability to grant incentive stock options under Section 422 of the Internal Revenue Code (the “Code”), and to maintain the ongoing effectiveness of our equity compensation practices. Approval is also necessary to ensure that the plan’s key governance provisions—including prohibitions on repricing, limits on non-employee director compensation, and minimum vesting requirements—remain enforceable, and to align our compensation framework with the expectations of institutional investors and proxy advisory firms.

The 2025 Plan will be administered by the Compensation and Human Resources Committee. All awards under the plan will be made at the discretion of this committee and will be subject to its approval. The committee is responsible for establishing the terms and conditions of awards and for interpreting and overseeing the implementation of the plan.

A summary of the 2025 Plan including details on share reserve, award types, and burn rate targets is provided below under the heading “Summary of the 2025 Long-Term Incentive Plan,” and the full text of the plan is attached to this proxy statement as Appendix A. We encourage shareholders to review the full plan document for a complete description of its terms.

Summary of the 2025 Long-Term Incentive Plan

Purpose

The purpose of the 2025 Plan is to enable the Company to offer its employees, officers, directors, and consultants whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The 2025 Plan specifies that it is administered by our board of directors or by a committee of the board comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In this summary, subsequent references to the “committee” are to the committee administering the plan or, if no such committee is designated, the board of directors. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time-to-time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise, or forfeiture provisions related to the awards.

Stock Subject to the 2025 Plan

There will be 800,000 shares of the Company common stock reserved for issuance under the 2025 Plan. Shares of stock subject to awards that are forfeited or settled for cash, expire, or otherwise terminated without a payment being made to the holder in common stock will be available for future award grants under the 2025 Plan. Shares of common stock that are surrendered by a holder or withheld by the Company as full or partial payment in connection with any award under the 2025 Plan, as well as any shares of common stock surrendered by a holder or withheld by the Company to satisfy the tax withholding obligations related to any award under the plan, shall not be available for subsequent awards under the plan.

The 800,000 shares reserved under the 2025 Plan represent approximately 6.2% of our outstanding common stock as of May 1, 2025. This percentage reflects the potential dilution attributable to the full share reserve under the 2025 Plan, not including shares that may become available again through recycling of forfeited, settled for cash, expired or terminated awards.

Including outstanding equity awards and shares available for issuance under prior plans, our total equity overhang as of May 1, 2025 was approximately 8.5% of our common stock outstanding.

Under the 2025 Plan, in the event of a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of the common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under such award or to the aggregate number of shares reserved for issuance under the plan.

The 2025 Plan does not include an automatic share replenishment (“evergreen”) provision.

Burn Rate

The Company uses a fungible share counting formula under which each share subject to a full-value award (such as restricted stock or restricted stock units) is counted as 1.5 shares for purposes of the share reserve. Stock options and stock appreciation rights, if granted, count as one share per award.

Over the past three fiscal years (2022 through 2024), the Company granted equity awards representing approximately 4.7%, 4.3%, and 4.6% of weighted average common shares outstanding, respectively, resulting in a three-year average annual burn rate of approximately 4.5%. While this rate exceeds the current Institutional Shareholder Services Inc. value-adjusted benchmark of 1.23% for companies of the Company’s size and industry classification (non-Russell 3000, Capital Goods sector), the Company believes its historical equity grant levels are appropriate in light of its exclusive use of full-value awards and its focus on long-term retention and alignment with shareholder interests.

Eligibility

The Company may grant awards under the 2025 Plan to employees, officers, directors, and consultants of the Company or its subsidiaries who are deemed to have rendered, or to be able to render, significant services to the Company and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries.

Limits on Awards and Non-Employee Director Compensation

Under the 2025 Plan, no individual may receive more than 125,000 shares in any calendar year. For non-employee directors, total annual compensation—including cash payments and the grant-date fair value of equity awards—is capped at $225,000, with no more than 50,000 shares (or share equivalents) granted to any non-employee director per year. The committee may authorize compensation above these limits for directors serving in enhanced roles such as chair of the board, lead independent director, or committee chair, provided the rationale is disclosed in the Company’s annual proxy statement.

Types of Awards

Options

The 2025 Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of the Company stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the Company’s plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the 2025 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of the Company stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in the Company securities or in a combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian, or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified stock option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights

Under the 2025 Plan, the Company may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the Company may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock

Under the 2025 Plan, the Company may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2025 Plan requires that all shares of restricted stock awarded to the holder remain in the Company’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. the Company will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.

Dividends and dividend equivalents with respect to unvested awards shall accrue but will not be paid unless and until the underlying award vests.

Other Stock-Based Awards

Under the 2025 Plan, the Company may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of the Company’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2025 Plan or any of the Company’s other plans.

Transferability of Awards

Except as otherwise provided in the applicable award agreement or as approved by the Committee, awards under the 2025 Plan are not transferable other than by will or the laws of descent and distribution.

Accelerated Vesting

In the event of a Change in Control in which the outstanding awards are not assumed, converted, or substituted by the acquiring or surviving entity, such awards shall immediately vest in full. If awards are assumed, converted, or substituted, such awards shall only vest upon the involuntary termination of the holder’s service by the Company without Cause, or resignation for Good Reason, in either case within twelve months following the Change in Control. “Cause,” “Good Reason,” and “Change in Control” have the meanings set forth in the 2025 Plan.

Notwithstanding any provisions of the 2025 Plan or any award granted thereunder to the contrary, to the extent such acceleration would cause the plan or any award to fail to comply with or be exempt from Section 409A.

Exercisability

Awards granted under the 2025 Plan are subject to a minimum vesting period of one year, except that the Company may issue awards covering up to 5% of the shares reserved under the plan without regard to this minimum vesting requirement. No portion of any award may vest prior to the date on which the award holder first begins providing services to the Company or its subsidiaries.

Other Limitations

The 2025 Plan expressly prohibits repricing of options or stock appreciation rights without prior shareholder approval. Without such approval, the committee may not reduce the exercise price of any outstanding option or stock appreciation right, cancel any such award in exchange for another award or for cash, or take any other action that would be considered a repricing under applicable stock exchange listing standards. This restriction applies regardless of whether such repricing is effected in connection with a corporate transaction, such as a stock split, stock dividend, recapitalization, or merger. Awards granted under the 2025 Plan are subject to clawback or recovery by the Company in accordance with applicable law or any Company clawback policy, including as required under SEC Rule 10D-1.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of our common stock. The obligations of the Company under the 2025 Plan are contingent on such arrangements being made.

Term and Amendments

Unless terminated by our board of directors, the 2025 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the initial effective date of the plan. The board of directors may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the 2025 Plan is only a summary of the general rules applicable to the grant and vesting or exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options

Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. the Company will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and the Company will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable. Further, the income tax deduction may be limited by the deductibility of compensation paid to certain officers under Code section 162(m).

Non-Qualified Stock Options

With respect to non-qualified stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the limits of Code section 162(m) and the requirement that the compensation be reasonable; and

•	the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at that time, subject to the limits of Code section 162(m). The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights

Upon the grant of a stock appreciation right, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company may receive a deduction at the time of exercise equal to the cash and fair market value of the common stock payable upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Restricted Stock

A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant but will not be deductible by the Company.

Other Stock-Based Awards

The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan may become immediately taxable. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Stock appreciation. rights and deferred stock awards that may be granted under the 2025 Plan may constitute deferred compensation subject to the Section 409A requirements. It is the Company’s intention that all awards and related agreements will either be exempt from or comply with Section 409A of the Code to avoid additional taxes or penalties.

New 2025 Plan Benefits

The benefits that will be awarded or paid in the future under the 2025 Plan are not currently determinable. Such awards are within the discretion of the plan administrator, and the plan administrator has not determined future awards or who might receive them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ADOPTION OF THE CPI AEROSTRUCTURES, INC.

2025 LONG-TERM INCENTIVE PLAN

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements. The Audit and Finance Committee annually evaluates the independence and performance of our independent registered public accounting firm in deciding whether to retain the firm or engage a different independent registered public accounting firm. This review includes, among other things, consideration of historical and recent performance on our audit, the firm’s capability, and expertise in handling the breadth and complexity of our operations, the appropriateness of fees for audit and non-audit services, both on an absolute basis and as compared to its peer firms, and independence and tenure as our independent registered public accounting firm. Following its evaluation, the committee has selected CBIZ CPAs P.C. (“CBIZ CPAs”), as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This selection is being submitted to our shareholders for ratification.

We expect that representatives of CBIZ CPAs will be present at the Annual Meeting and that they will be available to respond to appropriate questions submitted by shareholders at the Annual Meeting. CBIZ CPAs will have the opportunity to make a statement if they desire to do so.

Changes in Independent Registered Public Accounting Firm

Marcum LLP (“Marcum”) has been the Company’s independent registered public accounting firm since June 17, 2024. On November 1, 2024, CBIZ CPAs, completed the acquisition of certain of Marcum’s attest assets and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs. Following that transaction, Marcum remained as the Company’s independent registered public accounting firm for the completion of its audit for the year ended December 31, 2024. As disclosed in our Current Report on Form 8-K filed with the SEC on April 25, 2025, the Audit and Finance Committee formally approved the engagement of CBIZ CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Marcum’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2024 and the subsequent interim period through April 24, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its reports, and no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

As disclosed in our Current Report on Form 8-K filed with the SEC on June 18, 2024, on June 17, 2024, the Audit and Finance Committee approved the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, following the dismissal of RSM US LLP (“RSM”). The audit reports of RSM on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and December 31, 2023, and the interim period through June 17, 2024, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports. However, there were reportable events, relating to internal control over financial reporting, as previously disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and December 31, 2023.

Audit Fees

The following table sets forth the aggregate fees billed by the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2024 and 2023, for professional services rendered in connection with the audits of the Company’s annual financial statements and other services, as applicable.

	Year Ended December 31,
	2023		2024
Audit Fees	$658,888	(1)	$613,850	(2)
Audit-Related Fees	—		47,250
Tax Fees	—		—
All Other Fees	—		30,900
Total Fees	$658,888		$692,000

(1)	Audit fees consist of fees billed for professional services by RSM for the audit of the Company’s consolidated financial statements for the year ended December 31, 2023, and the review of the Company’s consolidated financial statements for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as well as services related to those engagements normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit fees consist of fees billed or expected to be billed for professional services by (i) RSM ($52,500), for the review of the Company’s consolidated financial statements for the quarter ended March 31, 2024, ($47,250), for 10-K consent and (ii) Marcum ($561,350) for the audit of the Company’s consolidated financial statements for the year ended December 31, 2024, and the review of the Company’s consolidated financial statements for the quarters ended June 30, 2024, and September 30, 2024, as well as services related to those engagements normally provided in connection with statutory and regulatory filings or engagements and ($30,900) for the 401-k audit.

Pre-Approval of Services

All audit and non-audit services performed by our independent registered public accounting firms are pre-approved by our Audit and Finance Committee in accordance with Section 10A(i) of the Securities Exchange Act of 1934. The Audit and Finance Committee has adopted policies and procedures for the pre-approval of audit and permissible non-audit services to ensure that the auditor’s independence is not impaired.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our board of directors believes that it is desirable to submit this matter to our shareholders. If a majority of the votes cast at the Annual Meeting do not ratify the selection of CBIZ CPAs as the selection of an independent registered public accounting firm will be reconsidered by our Audit and Finance Committee. Even if the appointment is ratified, our Audit and Finance Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C.

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2025

[Remainder of Page Intentionally Left Blank]

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information about Directors and Executive Officers

Our directors, director nominees, and executive officers are as follows:

Name	Age	Director Since	Position and Board Committees
Carey Bond	64	2016	Chairman of the Board of Directors Compensation and Human Resources Committee (Chair), Nominating and Corporate Governance Committee, Strategic Planning Committee, Oversight Committee (Chair)
Richard S. Caswell	66	2020	Director, Audit and Finance Committee (Chair), Strategic Planning Committee, Oversight Committee
Michael Faber	65	2013	Director, Audit and Finance Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee (Chair)
Dorith Hakim	60	2022	Chief Executive Officer, President, Director, Strategic Planning Committee
Pamela Levesque	67	2023	Director, Audit and Finance Committee
Philip Passarello	45	—	Chief Financial Officer and Secretary
Richard C. Rosenjack, Jr.	65	2023	Director, Nominating and Corporate Governance Committee
Terry Stinson	83	2014	Vice Chairman of the Board of Directors, Compensation and Human Resources Committee, Strategic Planning Committee

We believe it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a range of perspectives and complementary viewpoints which enhance the overall effectiveness of our board of directors. As described below under “Nominating and Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” the nominating and corporate governance committee of our board of directors (“Nominating and Corporate Governance Committee”) considers all factors it deems relevant when evaluating prospective candidates or current members of our board of directors for nomination to our board of directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the board of directors leadership experience derived from past service. They also bring a variety of perspectives shaped from their individual experiences working in the aerospace and defense and other industries and occupations, which provide our board of directors, as a whole, with the expertise and insights that serve the needs of the Company. The following skills matrix shows the breadth of experience our directors provide to our Company.

	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Law	Mergers and Acquisitions	Corporate Governance and Supervision	Aerospace Industry Experience
Carey Bond	✓				✓	✓	✓
Richard Caswell	✓		✓		✓	✓	✓
Michael Faber	✓		✓	✓	✓	✓
Dorith Hakim	✓				✓	✓	✓
Pamela Levesque	✓		✓		✓	✓	✓
Richard Rosenjack	✓				✓	✓	✓
Terry Stinson	✓	✓			✓	✓	✓
(1)	Indicates Audit and Finance Committee members who meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.

Carey E. Bond is the Non-Executive Vice Chairman of the board of directors, a position which he has held August 2020. Mr. Bond has been a director since December 2016, chair of our Compensation and Human Resources Committee since June 2019, and chair of our Oversight Committee since March 2020. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service, and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer, and President, Commercial Systems and Services. Mr. Bond currently serves on the board of directors of NWI Aerostructures and NWI Precision, business units of Stony Point Group, a conglomerate of privately held aerospace companies. Mr. Bond has also served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace, and PZL Mielec Aircraft Company. Mr. Bond received an MBA from Texas Christian University. Mr. Bond brings to our board of directors expertise in the aerospace and defense industry, an internationally minded approach to business development, and general business acumen.

Richard S. Caswell has been a director since November 2020. Mr. Caswell served as a senior advisor of Bombardier Inc. from 2015-2020. From 1993-2015, Mr. Caswell served in several senior finance roles at United Technologies Corporation (now Raytheon Technologies Corporation, NYSE: RTX), including as Chief Financial Officer and Vice President, Finance of the Power, Controls & Sensing Systems segment of United Technologies Aerospace Services, as Chief Financial Officer and Vice President, Finance of Sikorsky Aircraft, and as Chief Financial Officer of Pratt & Whitney Canada. Previously, from 1983-1993, Mr. Caswell worked at Price Waterhouse (now PricewaterhouseCoopers), where he was a certified public accountant and where he held positions of increasing responsibility from staff auditor to senior audit manager. Mr. Caswell received a B.A. in economics from Alfred University and an M.S. in accounting from Syracuse University. Mr. Caswell brings to our board of directors a substantial financial background and extensive experience in financial planning, mergers and acquisitions, U.S. government contracting, tax and accounting matters.

Michael Faber has been a director since August 2013 and chair of our Nominating and Corporate Governance Committee since June 2014. He also serves as a member of our Audit Committee and as a member of our Compensation Committee. Mr. Faber has more than 25 years of experience investing in, operating and advising both large multi-national and emerging growth companies in a variety of industries. Since 1996, Mr. Faber has served as Chief Executive Officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including asset manager selection and oversight, direct investing, and trust and estates. Additionally, Mr. Faber currently serves as a senior advisor to a family office with more than $2 billion in assets and as a director or senior advisor to a number of private companies and asset management firms. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint and Walnut family of investment funds, focusing on private equity, venture capital, and structured investments. Previously, Mr. Faber was a senior advisor to the law firm of Akerman, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our board of directors his legal and financial expertise as well as his years of investment and general business experience.

Dorith Hakim has been our Chief Executive Officer, President and a director since March 2022. From March 2018 to August 2021, Ms. Hakim served as Group Vice President of Parker Hannifin Aerospace where she directed global supply chain for 11 divisions, 25 manufacturing sites and two joint ventures and was accountable for $1.9 billion of spending. From July 2017 to February 2018, Ms. Hakim was Vice President, Corporate Program Management and Operations Excellence at Triumph Group Inc. (“Triumph”) where she was responsible for implementing best practices in Program Management, delivery, and quality performance as well as continuous improvement for four divisions. From June 2016 to July 2017, Ms. Hakim was Vice President, Program Management Precision Components at Triumph responsible for major programs within seven operating companies and 22 sites, overseeing delivery and quality performance, proposal estimating, and customer contract negotiations. Ms. Hakim was employed by Sikorsky Aircraft Inc. as their Director of Aftermarket Operations from June 2015 to April 2016, where she directed overhaul and repair facilities, customer service, order management, material forecasting, forward stocking locations and material delivery functions supporting aircraft after delivery. From August 2010 to June 2015, Ms. Hakim was President and General Manager of Sikorsky Global Helicopters, Inc. where she managed fully integrated profit and loss including operations, continuous improvement, engineering, supply chain, facilities, health and safety, finance, and human resources to support the final assembly and flight operations for the S-92®, S-76®; and Light Helicopter product lines and managed the completion center for all Sikorsky commercial aircraft. From November 2009 to August 2010, Ms. Hakim was Chief Procurement Officer at Vought Aircraft Inc. (“Vought”), where she was head of supply chain with an over $1 billion budget across six sites and two subsidiaries. From February 2009 to October 2009, Ms. Hakim was Director, Supply Chain Management-Integrated Aerosystems Division at Vought. Ms. Hakim also served in a number of capacities at Bell Helicopter for over 21 years including as a Program Director of helicopter product lines and as a Director of strategic sourcing and supply chain management. Ms. Hakim earned an Executive Master of Business Administration from Texas Christian University and a Bachelor of Arts, Business Administration and Finance from H.E.C. at the University of Montreal. She is certified as Six Sigma Black Belt and has received several executive leadership certifications. Ms. Hakim brings to our board of directors extensive experience in the aerospace industry and, among other things, expertise in program, product, supply chain, operations, manufacturing, and customer management.

Pamela Levesque has been a director since October 2023 and serves on our Audit and Finance Committee. Since March 2017, Ms. Levesque has served as Vice President and Chief Financial Officer of APL Investments LLC. From June 2015 until February 2017, Ms. Levesque held the position of Director of Business Operations at Aerojet Rocketdyne, where she played a key role in the financial integration of the Rocketdyne acquisition. Prior to that, Ms. Levesque served as a financial consultant at Arnold-Hanafin Corp from July 2014 until May 2015. Ms. Levesque also held the position of Group Chief Financial Officer, Structures & Systems at AAR Corp. from April 2009 until June 2014, where she oversaw six manufacturing businesses, including two international entities. A significant portion of her career was spent at Pratt & Whitney from July 1979 until January 2008, a division of Raytheon Technologies, where she initially began as an analytical engineer and ascended through the ranks to become Manager of Financial Operations, Business Unit Controller, and Director of Financial Operations. Ms. Levesque holds a Bachelor of Science in Engineering degree from Valparaiso University and earned her MBA from Florida Atlantic University. Ms. Levesque’s brings to our board of directors extensive experience in the aerospace and defense industry as well as financial management and government contracting proficiency.

Philip Passarello has served as our Chief Financial Officer and Secretary since August 2024. From January 2023 to August 2024, Mr. Passarello served as Vice President of Finance – Integrated Electronics for TTM Technologies (“TTM”), a printed circuit board and aerospace and defense supplier where he was responsible for the financial functions and operational partnering for multiple locations comprising TTM’s integrated electronics business and from February 2020 to January 2023, Mr. Passarello served as Vice President of Finance for Telephonics Corporation (which was acquired by TTM) with similar responsibilities. From February 2019 to February 2020, Mr. Passarello served as Controller and Vice President of Financial Planning and Analysis at Telephonics Corporation. At Telephonics Corporation, Mr. Passarello held various managerial and executive level positions for over 15 years. Earlier in his career, Mr. Passarello spent five years at KPMG LLP within their audit practice primarily focused on public companies.

Richard C. Rosenjack, Jr. has been a director since June 2023 and serves on our Nominating and Corporate Governance Committee. He currently serves, since August 2024, as Interim CEO of NWI Precision.Since November 2023, Mr. Rosenjack has been a member of the Board of Trustees of Bethel University of Tennessee. He has been a director of NWI Aerostructures since March 2019 and served as its President and Chief Executive Officer from July 2021 until December 2023. Previously, he was a director of TECT Aerospace from August 2017 until June 2022 and held the role of President and CEO from August 2017 to June 2021. From February 2016 to March 2017, he served as Executive Vice President of Triumph Group, Inc.’s Precision Components Division and from October 2014 to February 2015 as Corporate Vice President of Triumph Group, Inc. Before Triumph, he was Chief Operating Officer for HM Dunn AeroSystems and Vice President/General Manager of the Aerostructures Division of Héroux-Devtek, Inc. and Precision Castparts Corp upon its purchase of the Division in 2012. Mr. Rosenjack began his career at Textron, Inc. in 1985 where he served for 20 years first in leadership roles in operations, manufacturing engineering and program management at Textron Aerostructures and then as VP Supply Chain Management at Bell Helicopter before rising to Senior Vice President of Bell Helicopter’s Worldwide Commercial Helicopter Business. Mr. Rosenjack earned a BS degree from Bethel University and an MBA degree from Vanderbilt University’s Owen Graduate School of Management. He completed Advanced Management Programs at Harvard University in 1995 and The Wharton School of the University of Pennsylvania in 2002. Mr. Rosenjack brings to our board of directors experience in a rare combination of publicly-traded, privately-owned, and private equity-backed businesses - large and small - that span both civil and defense aerospace sectors for fixed-wing and rotary-wing market segments. Of his 40 years of aerospace experience, more than 20 years has been in profit and loss accountable positions, and he twice led multi-site, international businesses of more than $1 billion in annual revenue.

Terry Stinson is the Non-Executive Chairman of the Board, a position which he has held since November 2018. Mr. Stinson was the chair of the compensation committee of the board from June 2014 until June 2018 and has been a director since June 2014. Mr. Stinson is Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, a position he has held since 2001. Stinson Consulting is engaged in strategic alliances and marketing for the aerospace industry. From January 2013 until May 31, 2014, he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company. Mr. Stinson currently serves as an independent consultant to AAR CORP. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. From 1986 to 1996, he was President of the Hamilton Standard division of United Technologies Corporation, a defense supply company. Mr. Stinson previously served as a director of Lennox International Inc., a company engaged in the design and manufacture of heating, ventilation, air conditioning, and refrigeration products, serving on such company’s Board Governance, Compensation, and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies, and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our board of directors his extensive management and marketing experience in the aerospace and defense industry, as well as his general business acumen and experience developed by serving on other public company boards.

Family Relationships

There are no family relationships among any of the Company’s directors or Named Executive Officers.

Independence of Directors

Our common stock is listed on the NYSE American LLC exchange (“NYSE American”), a stock exchange affiliated with the New York Stock Exchange. As a result, we follow the rules of the NYSE American exchange in determining whether a director is independent. The NYSE American exchange listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our board of directors consults with our legal counsel to ensure that our board of directors’ determinations are consistent with NYSE American exchange rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Nominating and Corporate Governance Committee has determined that Carey Bond, Richard Caswell, Michael Faber, Pamela Levesque, Richard C. Rosenjack, Jr. and Terry Stinson are independent directors of the Company. The remaining director, Dorith Hakim, is not independent because she is employed as our Chief Executive Officer and President. All members of our Audit and Finance, Compensation and Human Resources, and Nominating and Corporate Governance Committees are independent.

Code of Ethics

Our board of directors has adopted a written code of ethics which applies to our directors, officers, and employees, and which is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports that we file or submit to the SEC and others, compliance with applicable government laws, rules, and regulations, prompt internal reporting of violations of the code, and accountability for adherence to the code. A copy of the code of ethics may be found on our website at www.cpiaero.com/board.html.

Board of Directors Meetings and Committees

Our board of directors held six meetings in 2024 and acted by unanimous written consent four times. All directors attended the 2024 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board of directors and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the board of directors and of the committees thereof upon which he/she served in 2024. We have five standing committees: the Compensation and Human Resources Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee, Strategic Planning Committee, and Oversight Committee. Copies of our committee charters are available free of charge on our website at www.cpiaero.com/board.html.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate his efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent chairman of the board who oversees, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our board of directors.

Succession Planning

Our board of directors is responsible for overseeing management succession planning. Periodically, our board of directors reviews management’s succession plan with respect to the Chief Executive Officer role and other senior management roles. We have developed succession plans for both ordinary course succession and planning due to an unforeseen event.

Risk Oversight

The primary function of our board of directors is oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Each committee of our board of directors has been delegated oversight authority over specific risk areas identified by our board of directors. For instance, our Audit and Finance Committee discusses with management the Company’s major financial risk exposures, our Compensation and Human Resources Committee discusses with management the Company’s major human capital risk exposures, and our Oversight Committee discusses with management the Company’s day-to-day operations and reports its findings to our board of directors in connection with our board’s risk oversight review. Further information about each committee’s role in risk assessment and management is included below.

Cybersecurity

Our board of directors is charged with oversight of the Company’s cybersecurity matters, and management reports to the board periodically regarding material risks concerning cybersecurity. During 2024, we continued to regularly inspect and monitor systems and personnel practices in our ongoing cybersecurity risk mitigation program, which includes maintaining up-to-date detection, prevention and monitoring systems and contracting with outside cybersecurity firms to provide constant monitoring of our systems.

Stock Ownership Requirements

Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own common stock of the Company valued at least four times his or her annual cash compensation before and after any stock sales. We believe this policy promotes and strengthens the alignment of interests between our non-executive directors, management, and shareholders.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants from entering into transactions involving short sales of our securities. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited except in certain limited circumstances where the insider already owns the securities prior to effecting the transaction and the transaction has been pre-approved.

Corporate Governance Highlights

✓ Independent Chairman of the Board	✓ Regular executive sessions of independent directors
✓ All but one director is independent	✓ Stock ownership requirements for independent directors
✓ Robust risk oversight process by board and committees	✓ Annual board and committee evaluations
✓ Annual advisory vote on Named Executive Officer compensation	✓ Voting rights are proportional to economic interests

Compensation and Human Resources Committee Information

Our Compensation and Human Resources Committee is currently comprised of Carey Bond (Chair), Michael Faber and Terry Stinson. Our board of directors has determined that each member of the Compensation and Human Resources Committee is an independent director under the NYSE American exchange listing standards. Our board of directors has adopted a written Compensation and Human Resources Committee charter, which is reviewed periodically and which the Compensation and Human Resources Committee intends to review at its next regularly scheduled meeting. The responsibilities of our Compensation and Human Resources Committee include:

●	establishing the general compensation policy for our Named Executive Officers, including the Chief Executive Officer and Chief Financial Officer;

●	reviewing and approving the compensation of our executive officers and any employment agreements with our executive officers, including change in control agreements, indemnification agreements, and severance agreements;

●	reviewing the compensation paid to non-executive directors and making recommendations to the board of directors for any adjustments;

●	administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

●	ensuring that any compensation plan for key executives does not encourage undue risk-taking; and

●	assisting the board in the discharge of its oversight responsibilities for risks related to human resources, including talent management, employee conduct, and employee compensation.

Our Compensation and Human Resources Committee held two meetings and acted by unanimous written consent one time during 2024 to establish, review, discuss, and make any necessary changes to our executive and non-executive director compensation and to exercise oversight over human resources matters. Our Compensation and Human Resources Committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions, and the Company’s goals for the ensuing fiscal year.

Our Compensation and Human Resources Committee may utilize the services of third parties, including compensation consultants and subscriptions to executive compensation surveys and other databases, to assist with the review of compensation for executive officers. Our Compensation and Human Resources Committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit and Finance Committee Information and Report

Our Audit and Finance Committee is currently comprised of Richard Caswell (Chair), Michael Faber and Pamela Levesque. Our Audit and Finance Committee held 10 meetings during 2024. All of the members of our Audit and Finance Committee are “independent directors” as defined under SEC Rule 10A-3 and NYSE American exchange listing standards, and they are all “financially literate,” as defined under NYSE American exchange listing standards, meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Financial Experts on the Audit and Finance Committee

We must certify to the NYSE American exchange that our Audit and Finance Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors determined that the qualifications of each of Richard Caswell, Pamela Levesque, and Michael Faber satisfied the NYSE American exchange’s definition of financial sophistication and also qualify as “audit committee financial experts,” as defined under the rules and regulations of the SEC.

Audit and Finance Committee Report

Our board of directors has adopted a written Audit and Finance Committee charter, which is reviewed periodically and which the Audit and Finance Committee intends to review at its next regularly scheduled meeting. According to our Audit and Finance Committee charter, our Audit and Finance Committee’s responsibilities include, among other things:

●	meeting with the independent registered public accounting firm prior to the audit to review the scope, planning, and staffing of the audit;

●	reviewing and discussing with management and our independent registered public accounting firm the annual audited financial statements, and recommending to our board of directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

●	reviewing and discussing with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements;

●	discussing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with our financial statements, including the reporting requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101;

●	discussing earnings press releases with management, including the use of pro forma or adjusted non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;

●	discussing with management and our independent registered public accounting firm the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

●	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

●	discussing with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

●	reviewing disclosures made to our Audit and Finance Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

●	reviewing the scope, planning, and staffing of the audit for the Company’s 401(k) plan and reviewing the audited financial statements for the 401(k) plan;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and discussing with our independent registered public accounting firm the firm’s written disclosures concerning independence as required by PCAOB Ethics and Independence Rule 3526;

●	reviewing and approving all related-party transactions;

●	discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing our independent registered public accounting firm;

●	determining the compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

●	reviewing and making recommendations with respect to the Company’s capital structure and its related policies and long-term financial objectives, including allocation of capital and capital budget, changes in capital structure, uses of cash, cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities and the Company’s borrowing alternatives and levels; and

●	assessing and managing financial risk exposures.

Management has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with our Audit and Finance Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our Audit and Finance Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited annual financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our Audit and Finance Committee acts only in an oversight capacity. The Audit and Finance Committee reviews the Company’s annual reports and its quarterly reports prior to filing with the SEC. In its oversight role, our Audit and Finance Committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our Audit and Finance Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our Audit and Finance Committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our Audit and Finance Committee also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB. The Company’s independent registered public accounting firm also provided our Audit and Finance Committee with the written disclosures required by applicable requirements of the PCAOB regarding independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered. In reliance on these reviews, discussions, and the report of our independent registered public accounting firm, our Audit and Finance Committee recommended to our board of directors, and the board of directors approved, that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Richard Caswell (Chair)

Michael Faber

Pamela Levesque

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee is currently comprised of Carey Bond, Michael Faber (Chair) and Richard Rosenjack, each an independent director under NYSE American exchange listing standards. Our Nominating and Corporate Governance Committee held five meetings during 2024. Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for developing and recommending corporate governance guidelines. Our Nominating and Corporate Governance Committee considers potential director nominees identified by its members, our board of directors, management, shareholders, investment bankers, and others.

Our board of directors has adopted a written charter for our Nominating and Corporate Governance Committee, which establishes guidelines for corporate governance, the selection of director nominees, and the method by which shareholders may propose to our Nominating and Corporate Governance Committee candidates for selection as nominees for director.

The Nominating and Corporate Governance Committee periodically reviews its charter, along with the Company’s guidelines for corporate governance and the selection of director nominees.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees generally provide that the nominee should be accomplished in his or her field, have a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a variety of views based, among other things, on the person’s education, experience, and professional employment. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business, and represent shareholder interests. Our Nominating and Corporate Governance Committee may require certain skills, attributes, or backgrounds, such as financial or accounting experience, to meet specific needs that arise from time to time. Our Nominating and Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our Nominating and Corporate Governance Committee for consideration as directors must submit their written recommendations to our Nominating and Corporate Governance Committee and include all of the information described in the section “2025 Annual Meeting Shareholder Proposals and Nominations” below.

On March 26, 2025, our Nominating and Corporate Governance Committee recommended to our board of directors to nominate Carey Bond, Michael Faber and Dorith Hakim for election as Class III directors at the Annual Meeting. Our Nominating and Corporate Governance Committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that our board of directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines are also intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices our board of directors follows with respect to the obligations of the board and each director, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committee composition and meetings, director compensation, director orientation and education, and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by our board of directors and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE American exchange and enhance the Company’s corporate governance policies. A copy of our corporate governance guidelines may be found on our website at https://investors.cpiaero.com/governance/governance-documents/default.aspx.

Strategic Planning Committee Information

The strategic planning committee of our board of directors (“Strategic Planning Committee”) is currently comprised of Carey Bond, Richard Caswell, Dorith Hakim and Terry Stinson (Chair). The main role of the Strategic Planning Committee is to evaluate and analyze strategic options for the Company. The Strategic Planning Committee met two times during 2024.

Oversight Committee Information

The oversight committee of our board of directors (“Oversight Committee”) takes an active role in oversight over the Company’s day-to-day operations, including advising management as to profitability on the programs that the Company chooses to bid for, terminating programs that are not profitable for the Company, reducing overhead costs and operating inefficiencies, and generating free cash from operations. The Oversight Committee is currently comprised of Carey Bond (Chair) and Richard Caswell.

EXECUTIVE OFFICER COMPENSATION

Overview

At our 2024 annual meeting of shareholders, we conducted an advisory Say on Pay Frequency vote, in which shareholders determined that an advisory Say on Pay vote should be held every year. In accordance with the shareholder vote, we will hold an advisory Say on Pay vote at the Annual Meeting, in which shareholders will be asked to approve, on an advisory basis, the current compensation of our Named Executive Officers. The Compensation and Human Resources Committee considers the results of shareholder advisory votes regarding compensation as one factor when reviewing compensation and making compensation decisions.

Compensation Objectives

Our executive compensation program is designed to attract, retain, and motivate highly qualified executive officers in the competitive aerospace and defense industry. Additionally, a substantial portion of total compensation of our Named Executive Officers is variable and delivers rewards based on Company and individual performance. Company performance is measured against metrics established by the Compensation and Human Resources Committee each year. Such metrics typically focus on the achievement of financial targets such as revenue and free cash flow, to align our executives’ pay with the Company’s financial results and the creation of shareholder value. Individual performance is measured against each individual’s contributions to the Company’s overall success.

There are three major components to our compensation program for our Named Executive Officers:

✓   Base Salary - fixed compensation, designed to recognize responsibilities, experience, and performance.

✓   Short-Term Cash Incentives - annual cash incentive, as a percentage of base salary, paid upon the achievement of Company performance goals set by the Compensation and Human Resources Committee during the first fiscal quarter. This variable at-risk compensation motivates and rewards executives with respect to short-term performance.

✓   Long-Term Equity Incentives - annual grants of restricted stock, 50% of which is subject to time-based vesting, and 50% of which vests upon the achievement of Company financial performative-metric thresholds set by our Compensation and Human Resources Committee. This variable at-risk compensation aligns executive interests with long-term shareholder value creation.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2024 and 2023.

Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other ($)	Total ($)
Dorith Hakim – Chief Executive Officer
2024	378,791	230,013	(4)	222,900	6,899	(5)	838,603
2023	366,827	463,992	(6)	176,400	6,599	(7)	1,013,818
Philip Passarello – Chief Financial Officer*
2024	121,154	53,000	(8)	—	2,288	(9)	176,442
Jay Mulhall – Vice President of Business Development
2024	228,154	49,429	(10)	40,540	8,881	(11)	327,004
2023	221,509	67,121	(12)	33,252	11,007	(13)	332,889
Andrew Davis – Former Chief Financial Officer**
2024	196,154	102,417	(14)	31,467	106,077	(15)	436,115
2023	300,000	143,250	(16)	51,000	12,000	(17)	506,250
Doug McCrosson – Chief Executive Officer***
2024	—	—		—	—		—
2023	—	—		—	266,759	(18)	266,759

*	Mr. Passarello has been our Chief Financial Officer and Secretary since August 19, 2024.
**	Mr. Davis’s employment as our Chief Financial Officer ended on August 13, 2024.
***	Mr. McCrosson’s employment as our Chief Executive Officer ended on March 8, 2022

(1)	Reflects actual base salary amounts paid for each of the years indicated.
(2)	Reflects grant date fair market value of performance/time based annual restricted stock grants awarded.
(3)	2023 amounts represent total awarded in cash for performance-based annual bonus. 2024 amounts represent an estimate of earned awards for performance based annual bonus, subject to compensation committee approval. Awards are earned in the year provided but are not made until the following fiscal year.
(4)	Reflects the grant date fair value of 98,718 shares of restricted stock granted to Ms. Hakim on June 25, 2024, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeitures of 9,649 shares for applicable income tax withholding during 2024, in accordance with the terms of a restricted stock award agreement with the Company.
(5)	Represents $6,899 of 401(k) contributions.
(6)	Reflects the grant date fair value of 121,464 shares of restricted stock granted to Ms. Hakim on June 28, 2023, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeitures of 9,313 shares for applicable income tax withholding during 2023, in accordance with the terms of a restricted stock award agreement with the Company.
(7)	Represents $6,599 of 401(k) contributions.
(8)	Reflects the grant date fair value of 20,000 shares of restricted stock granted to Mr. Passarello on August 19, 2024, which shares are subject to time-based vesting over two years.
(9)	Represents $2,288 of 401(k) contributions.
(10)	Reflects the grant date fair value of 21,214 shares of restricted stock granted to Mr. Mulhall on June 25, 2024, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeitures of 2,418 shares for applicable income tax withholding during 2024, in accordance with the terms of a restricted stock award agreement with the Company.
(11)	Represents (a) $4,319 of an automobile allowance, insurance and maintenance attributable to personal use; and (b) $4,562 of 401(k) contributions.
(12)	Reflects the grant date fair value of 17,571 shares of restricted stock granted to Mr. Mulhall on June 28, 2023, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeitures of 4,008 shares for applicable income tax withholding during 2023, in accordance with the terms of a restricted stock award agreement with the Company.
(13)	Represents (a) $6,600 of an automobile allowance, insurance, and maintenance attributable to personal use; and (b) $4,407 of 401(k) contributions.
(14)	Reflects the grant date fair value of 43,956 shares of restricted stock granted to Mr. Davis on June 25, 2024, which shares were subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of all such shares following termination of Mr. Davis’s employment by the Company, in accordance with the terms of a restricted stock award agreement with the Company.
(15)	Represents (a) $8,000 of an automobile allowance, insurance and maintenance attributable to personal use; and (b) $98,077 of severance payments.
(16)	Reflects the grant date fair value of 37,500 shares of restricted stock granted to Mr. Davis on June 28, 2023, which shares were subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 6,189 shares for applicable income tax withholding during 2023, or the forfeiture of all remaining shares following termination of Mr. Davis’s employment by the Company, in accordance with the terms of a restricted stock award agreement with the Company.
(17)	Represents $12,000 of an automobile allowance, insurance and maintenance attributable to personal use.
(18)	Represents $266,759 of severance.

Pay Versus Performance Disclosure

The following table sets forth the pay versus performance for our Named Executive Officers for each of the fiscal years ended December 31, 2024, 2023, and 2022.

* Year	Summary Compensation Table Total for PEO Dorith Hakim ($)(1)	Compensation Actually Paid to PEO Dorith Hakim ($)(1)*	Summary Compensation Table Total for former PEO Douglas McCrosson ($)(1)	Summary Compensation Actually Paid to former PEO Douglas McCrosson ($)(1)*	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)*	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income ($)(5)
2024	838,603	608,590	—	—	345,879	277,597	148.35	3,299,334
2023	1,013,818	549,826	266,759	266,759	419,570	314,384	100.00	17,201,204
2022	632,913	528,191	383,242	383,242	371,468	320,665	117.22	9,176,225

*	“Compensation Actually Paid” to NEOs represents “Total” compensation reported in the Summary Compensation Table less “Stock Awards” reported in the Summary Compensation Table for the applicable fiscal year, as determined in accordance with SEC rules.

(1)	Commencing March 9, 2022 our PEO, or Principal Executive Officer, was our Chief Executive Officer and President, Dorith Hakim.
In 2022, through March 8, 2022, our PEO was Douglas McCrosson. Mr. McCrosson’s total compensation and compensation actually paid in 2022 and 2023 was calculated including severance payments made to him in both 2022 and 2023.
(2)	In 2024 our Non-PEO named executive officers were Philip Passarello, Jay Mulhall and Andrew Davis. The average compensation was calculated by averaging all three NEOs compensation, including severance payments made to Mr. Davis for 2024 and only partial year compensation for Mr. Passarello. Mr. Davis’s employment was terminated by the Company on August 13, 2024. Mr. Passarello’s employment with the Company began on August 19, 2024.
(3)	In 2022 and 2023, our Non-PEO named executive officers were Andrew Davis and Jay Mulhall.

(4)	Assumes a $100 fixed investment as of year-end 2021 and continuing through year-end 2022, 2023, or 2024, respectively.
(5)	Net income for 2023 and 2022 includes the income tax benefits of $14,170,891 and $6,473,532, respectively, from the reduction of the Company’s deferred tax asset valuation allowance by those amounts in the fourth quarter of those respective years.

Relationships Between Performance Measures and Compensation Actually Paid

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “Compensation Actually Paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules.

* Adjusted net income for 2024 excludes an income tax provision of $404,224 related to state evaluation allowance, and 2023 and 2022 excludes the income tax benefits of $14,170,891 and $6,473,532, respectively, from the reduction of the Company’s deferred tax asset valuation allowance by those amounts in the fourth quarter of those respective years.

Compensation Arrangements for Named Executive Officers

Dorith Hakim

During 2024, Ms. Hakim’s annual base salary was $385,000 and she was entitled to receive a non-discretionary performance-based cash bonus equal to 60% of her base salary upon the attainment of Company growth targets determined by the Company’s Compensation and Human Resources Committee. During 2024 Ms. Hakim was awarded an aggregate of 98,718 shares of restricted stock (with a fair market value on the date of grant of $230,013) which vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2024 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2024 net profit. Ms. Hakim forfeited an aggregate of 12,340 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2024.

During 2023, Ms. Hakim’s annual base salary was $365,000 and she was entitled to receive a non-discretionary performance-based cash bonus equal to 60% of her base salary upon the attainment of Company growth targets determined by the Company’s Compensation and Human Resources Committee. During 2023 Ms. Hakim was awarded an aggregate of 121,464 shares of restricted stock (with a fair market value on the date of grant of $463,992) which vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2023 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2023 net profit. Ms. Hakim forfeited an aggregate of 16,895 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2023.

In March 2022, Ms. Hakim entered into a Severance and Change in Control Agreement with us, the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Ms. Hakim is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 18 months thereafter, so long as we make severance payments pursuant to the agreement.

Philip Passarello

Mr. Passarello joined the Company in August 2024. During 2024, Mr. Passarello annual base salary was $350,000. Upon joining the Company, the Company agreed to pay Mr. Passarello a cash bonus of $100,000 payable in two installments of $50,000, after filing of the Company’s Form 10-Q for the period ending March 31, 2025 and for the period ending March 31, 2026, respectively, in each case only if he is then employed by the Company and the Company is current in its SEC periodic report filings. Mr. Passarello was also awarded 20,000 shares of restricted stock (with a fair market value on the date of grant of $53,000) which vest on the second anniversary of his employment start date.

In August 2024, Mr. Passarello entered into a Severance and Change in Control Agreement with us, the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. Passarello is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 12 months thereafter, so long as we make severance payments pursuant to the agreement.

Jay Mulhall

During 2024, Mr. Mulhall’s base salary was $231,657 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 25% of his base salary upon the attainment of Company growth targets determined by our Compensation and Human Resources Committee. In addition, during 2024 Mr. Mulhall was awarded an aggregate of 21,214 shares of restricted stock (with a fair market value on the date of grant of $49,429). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2024 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2024 net profit. Mr. Mulhall forfeited an aggregate of 2,652 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2024.

During 2023, Mr. Mulhall’s base salary was $224,910 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 25% of his base salary upon the attainment of Company growth targets determined by our Compensation and Human Resources Committee. In addition, during 2023 Mr. Mulhall was awarded an aggregate of 17,571 shares of restricted stock (with a fair market value on the date of grant of $67,121). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2023 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2023 net profit. Mr. Mulhall forfeited an aggregate of 2,197 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2023.

In February 2018, Mr. Mulhall entered into a Severance and Change in Control Agreement with us, the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. Mulhall is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 12 months thereafter, so long as we make severance payments pursuant to the agreement.

Andrew Davis

During 2024, Mr. Davis’s base salary was $300,000. On August 13, 2024, Mr. Davis’s employment was terminated by the Company other than for cause, as defined in a Severance and Change in Control Agreement he entered into with us in 2021. Under the terms of his Severance and Change in Control Agreement, Mr. Davis is being paid continued salary for 12 months following the termination of his employment and he was entitled to receive a pro-rated portion of a non-discretionary performance-based cash bonus equal to 40% of his base salary upon the attainment of Company growth targets determined by the Compensation and Human Resources Committee. The fiscal 2024 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2024 net profit. All of Mr. Davis’s unvested equity awards were forfeited. No cash bonuses or other amounts were paid or are payable to Mr. Davis in connection with the termination of his employment. Pursuant to the Severance and Change in Control Agreement, Mr. Davis is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent for 12 months following the termination of his employment, so long as we make severance payments pursuant to the agreement.

During 2023, Mr. Davis’s base salary was $300,000 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 40% of his base salary upon the attainment of Company growth targets determined by the Compensation and Human Resources Committee. In addition, during 2023 Mr. Davis was awarded an aggregate of 37,500 shares of restricted stock (with a fair market value on the date of grant of $143,250). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2023 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2023 net profit. Mr. Davis forfeited an aggregate of 4,688 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2023.

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize the outstanding stock awards as of December 31, 2024 for each Named Executive Officer.

Stock Awards
Grant Date	Number of Shares of Stock Unvested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares (#)(2)	Market Value of Shares Unvested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)(3)
Dorith Hakim – Chief Executive Officer
3/10/2022	—	3,157	—	12,786
10/13/2022	8,860	752	35,883	3,046
6/28/2023	87,674	5,739	355,080	23,243
6/25/2024	98,718	—	399,808
Philip Passarello – Chief Financial Officer
8/19/2024	20,000	—	81,000	—
Jay Mulhall – Vice President of Business Development
8/26/2020	—	332	—	1,345
4/21/2021	3,006	510	12,174	2,066
10/13/2022	9,772	830	39,577	3,362
6/28/2023	13,178	746	53,371	3,021
6/16/2024	21,214	—	85,917	—

(1)	Reflects shares of restricted stock granted pursuant to the Company’s 2016 Long-Term Incentive Plan which have yet to vest. Except for the 20,000 shares granted to Mr. Passarello on August 19, 2024, the shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance-based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2021-2024 metrics were targets measured by accounts payable delinquency, the ratio of bank debt to cash, and fiscal year net profit. The 20,000 shares granted to Mr. Passarello on August 19, 2024, vest on the second anniversary of his employment start date.
(2)	Except for the 20,000 shares granted to Mr. Passarello on August 19, 2024, reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in 2021-2023 and shares of restricted stock withheld to satisfy tax obligations. Does not include shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in 2024 (as such shares had not been forfeited as of December 31, 2024).
(3)	Calculated using the closing price per share of the Company’s common stock on December 31, 2024.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Payments upon Termination or Change in Control

The Severance and Change in Control agreements with our Named Executive Officers provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

•Termination without cause.  If employment is terminated by the Company other than for cause (as defined in the Severance and Change in Control agreements), then (i) with respect to Ms. Hakim, she is entitled to (x) continued salary for 18 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount, and (ii) with respect to each of Messrs. Passarello and, Mulhall, he is entitled to (x) continued salary for 12 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply for as long as severance payments are being paid. Any unvested restricted stock will be forfeited, and any unexercised options will expire.

•Termination for cause, or if the executive quits. If one of our Named Executive Officers voluntarily terminates his/her employment, or if the Company terminates his/her employment for cause, he/she is not entitled to any severance payments and is not bound by a non-compete clause, however he/she is still bound by any confidentially and non-disparagement duties. Any unvested restricted stock will be forfeited, and any unexercised options will expire.

•Termination for disability. If one of our Named Executive Officers is terminated because of a disability, as defined in the Severance and Change in Control agreements, then he/she will receive severance as if he/she had been terminated without cause.

•Termination following a change in control. If the employment of one of our Named Executive Officers is terminated within 18 months following a change in control by the Company other than for cause or disability or by him/her for good reason (all such terms as defined in the Severance and Change in Control Agreements), he/she is entitled to (i) his/her base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro rata portion of the his/her annual cash bonus for the portion of the year he/she worked, assuming all applicable targets had been met. In addition, he/she will be entitled to a change in control payment: (x) for Ms. Hakim, in an amount equal to two times total compensation (base salary plus earned cash bonus) for either the prior full fiscal year, or the preceding fiscal year, whichever is the highest total compensation; (y) for Messrs. Passarello and Mulhall, in an amount equal to one and one-half times his base salary for the prior full fiscal year. Upon any change in control, all outstanding stock options and restricted stock will vest immediately for such Named Executive Officer. Health insurance and other fringe benefits will continue for the Named Executive Officer for a period of six months after termination.

The following table summarizes the amounts payable upon termination of employment of Named Executive Officers, assuming termination occurred on December 31, 2024, under his/her Severance and Change in Control Agreement. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount). To the extent the termination accelerates vesting of equity awards, the value presented below is based upon the Company’s stock price as of December 31, 2024, and assumes the achievement of all applicable performance benefits.

Potential Termination Payments

	Disability		By Company for Cause		By Company without Cause		Change in Control
Name	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity
Dorith Hakim	753,900	—	—	—	753,900	—	1,463,001	790,771
Philip Passarello	350,000	—	—	—	350,000	—	—	81,000
Jay Mulhall	264,909	—	—	—	264,909	—	370,617	191,039

Equity Award Plans

Long-term equity incentives are an important component of compensation and are designed to align the interests of our executive officers and directors who receive long-term equity awards with the Company’s long-term performance and to increase shareholder value. The Company has awarded long-term incentive compensation pursuant to three plans:

2025 Long-Term Incentive Plan. The 2025 Long-Term Incentive Plan authorizes the grant of 800,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. This plan is subject to approval by shareholders at the Annual Meeting as provided for in Proposal 3 above.

2016 Long-Term Incentive Plan. The 2016 Long-Term Incentive Plan authorizes the grant of 2,200,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. As of December 31, 2024, we had granted 1,891,906 shares under this plan and 308,094 shares remained available for grant under this plan.

Performance Equity Plan 2009. The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2024, we had granted 497,636 shares under this plan and 2,364 shares remained available for grant.

The following table sets forth certain information at May 1, 2025 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights ($)	Number of Securities Remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	—	—	310,458
Equity compensation plans not approved by shareholders(1)	—	—	800,000
Total	—	—	1,110,458

(1) Reflects shares issuable under the 2025 Long Term Incentive Plan which is subject to approval by shareholders at the Annual Meeting as provided for in Proposal 3 above.

Compensation of Directors

Directors who are employees of the Company do not receive separate compensation for their service as a director. Our non-executive directors receive a mix of cash compensation and stock compensation for their service to our Company. Each year, our Compensation and Human Resources Committee determines the total amount of non-executive director compensation, as well as the allocation among cash and stock compensation, and takes into consideration, among other things, the Company’s performance relative to its guidance, the extent to which director compensation aligns the interests of our directors with the interests of our shareholders, compensation awarded to directors of similarly sized companies in our industry, and past practices. Our Compensation and Human Resources Committee is also tasked with reviewing the compensation paid to non-executive directors and making recommendations to our board of directors for any adjustments deemed necessary as a result of their review. Our board of directors has determined that the following compensation structure would properly incentivize non-executive directors and adequately recognize the additional work performed by board committee chairs: Chairman of the Board, $200,000; Vice Chairman of the Board, $165,000; Chair of each of the Audit and Finance Committee and Strategic Planning Committee, $140,000 each; Chair of the Compensation and Human Resources Committee, $125,000; Chair of the Nominating and Corporate Governance Committee, $120,000; and all other non-executive directors, $100,000 each. A director holding more than one such position is paid only the higher paying amount. Also, in 2024, Carey Bond was paid $26,000 for his work as Chair of the Oversight Committee.

The following table summarizes the compensation of our non-executive directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carey Bond	66,000	99,000	165,000
Richard Caswell	56,000	84,000	140,000
Michael Faber	48,000	72,000	120,000
Pamela Levesque	40,000	60,000	100,000
Richard Rosenjack	40,000	60,000	100,000
Terry Stinson	80,000	120,000	200,000

(1)	Represents stock awarded to directors during 2024 in the form of RSUs, all of which had vested by December 31, 2024. The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

Non-Employee Director Stock Ownership Policy

In order to align the long-term interests of non-employee directors with our shareholders, our board of directors has adopted a stock ownership policy for non-employee directors. The policy provides that within five years of joining the board, non-employee directors are expected to own shares of Company common stock equal to five times the then cash portion of the annual non-employee director’s compensation.

Certain Relationships and Related-Party Transactions

Related-Party Policy.

Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or our Audit and Finance Committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit and Finance Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our Audit and Finance Committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he/she is a related party, but that director is required to provide our Audit and Finance Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Related-Party Transactions.

There were no related-party transactions during the year ended December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below set forth certain information as of May 1, 2025 (the Annual Meeting record date), with respect to the ownership of our common stock by:

●	each person or group who beneficially owns more than 5% of our common stock;
●	each of our directors and our director nominees;
●	each of our Named Executive Officers; and
●	all of our directors and Named Executive Officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Directors and Named Executive Officers:
Dorith Hakim	200,661	(4)	1.5%
Philip Passarello	20,000	(5)	*
Andrew Davis	—	(6)	*
Jay Mulhall	66,417	(7)	*
Carey Bond	205,517		1.6%
Richard Caswell	153,722		1.2%
Michael Faber	154,959		1.2%
Pamela Levesque	50,592		*
Richard Rosenjack	54,526		*
Terry Stinson	295,404		2.3%
All current directors and Named Executive Officers as a group (ten persons)	1,225,253		9.4%
Five Percent Holders:
Calm Waters Partnership/Richard S. Strong	654,379	(8)	5.0%
Royce & Associates, LP	676,469	(9)	5.2%
John Curtis Rudolph	939,850	(10)	7.2%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717.
(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable. With respect to our executive officers, this includes both time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. It does not include portions of restricted stock awards which have been forfeited. With respect to our non-executive directors, this includes time-based restricted stock units (“RSUs”). RSUs are granted on the first day of the year and vest quarterly upon completion of service as a director. Such shares of restricted stock and such RSUs are included herein because they confer voting rights and therefore may be deemed to be beneficially owned under Rule 13d-3(a)(1) promulgated under the Exchange Act.
(3)	As of April 30, 2025, there were 13,000,072 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number shares of our common stock held by such person and the denominator of which is 13,000,072 (the number of shares of our common stock issued and outstanding).
(4)	Includes an aggregate of 132,353 shares subject to time-based or performance-based vesting.
(5)	Includes 20,000 shares subject to time-based vesting.
(6)	Mr. Davis’s employment by the Company ended on August 13, 2024. The Company does not know Mr. Davis’s business address or whether Mr. Davis beneficially owns shares.
(7)	Includes an aggregate of 29,581 shares subject to time-based or performance-based vesting
(8)	Calm Waters Partnership and Richard S. Strong share voting and dispositive power with respect to such shares. The business address of Calm Waters Partnership and Mr. Strong is c/o Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, WI 53202. The information with respect to Calm Waters Partnership and Mr. Strong is derived from a Schedule 13G filed with the SEC on April 3, 2025.
(9)	The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151. The information with respect to Royce & Associates, LLC is based solely on a Schedule 13G/A filed with the SEC on October 15, 2024. The Company is not aware of any subsequent amendment or other public information indicating that the disclosure is no longer accurate.
(10)	The business address of John Curtis Rudolph is 9831 N. Easy Street, Hayden Lake, ID 83835. The information with respect to John Curtis Rudolph is derived from a Schedule 13G/A filed with the SEC on January 8, 2025.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of mail and the internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Annual Meeting. We will pay MacKenzie a fee of $12,000 plus reimbursement for reasonable out-of-pocket expenses.

2026 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

We intend to hold our 2026 annual meeting of shareholders on or about June 24, 2026. In order for any shareholder proposal to be presented at the 2026 annual meeting or to be eligible for inclusion in our proxy statement for such meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal at our principal executive offices by January 8, 2026. Proposals received after such date, will be considered untimely. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, a representation that the shareholder will continue to own the shares through the shareholder meeting, a statement of the shareholder’s intention to appear in person or by proxy at the shareholder meeting, the and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our Nominating and Corporate Governance Committee a candidate for election to our board of directors must send the recommendation to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating and Corporate Governance Committee, by January 9, 2026. The corporate secretary will promptly forward all such letters to the members of our Nominating and Corporate Governance Committee. Shareholders must follow certain procedures to recommend to our Nominating and Corporate Governance Committee candidates for election as directors, in addition to the procedures for other shareholder proposals, detailed above.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of shares of common stock of the Company beneficially owned by the candidate;

●	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the SEC); and

●	A signed consent of the nominee to serve as a director of the Company, if elected.

DISCRETIONARY VOTING OF PROXIES

Under our By-Laws, shareholders must have notified us of any proposals or nominations intended to be presented at the 2025 annual meeting no later than January 3, 2025. Proposals not received by that date may be excluded from the meeting. If we received notice of a proposal after March 24, 2025—which is 45 days before the anniversary of the release date of last year’s proxy statement—and the proposal is not excluded and is presented at the meeting, we may use discretionary voting authority under proxies we solicit to vote on that matter, consistent with Rule 14a-4(c) of the Securities Exchange Act of 1934.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board of directors. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson, or all non-management directors.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Dorith Hakim,

Chief Executive Officer

Edgewood, New York

May 8, 2025

Appendix A

CPI AEROSTRUCTURES, INC.

2025 Long-Term Incentive Plan

Section	1. Purpose; Definitions.

1.1          Purpose. The purpose of the Plan (as defined in Section 1.1) is to enable the Company (as defined in Section 1.1) to offer to certain persons whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire an interest in the success of the Company. The various types of long-term incentive Awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2          Definitions. As used in the Plan, the following terms shall be defined as set forth below:

(a)          “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an Award under the Plan.

(b)         “Award” means any grant made under the Plan, including a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Other Stock-Based Award, or any combination thereof, whether settled in Common Stock, cash, or otherwise.

(c)         “Board” means the Board of Directors of the Company.

(d)        “Cause” has the meaning provided in any agreement between a Holder and the Company, including an Agreement, employment agreement or severance and change in control agreement. If no such definition exists, Cause means (a) the refusal or failure by the Holder to carry out specific directions of the Holder’s supervisor or the Board which are of a material nature and consistent with Holder’s position at or relationship with the Company; (b) the commission by Holder of a material breach of any of the provisions of any agreement with the Company or of any written policies or procedures of the Company; (c) fraud or dishonest action by Holder in Holder’s relations with the Company or any of its subsidiaries or affiliates (“dishonest” for these purposes shall mean Holder’s knowingly or recklessly making a material misstatement or omission for his personal benefit); or (d) the conviction of Holder of a felony under federal or state law. Notwithstanding the foregoing, no Cause shall be deemed to exist with respect to Holder’s acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Holder within a period not to exceed ten (10) calendar days of the initial existence of the occurrence, specifying the “Cause” with reasonable particularity and, within thirty (30) calendar days after such notice, Holder shall not have cured or eliminated the problem or thing giving rise to such Cause; provided, however, no more than two cure periods need be provided during any twelve-month period.

(e)         “Change in Control” means the occurrence of any of the following events: (i) Any person or group becomes the beneficial owner of more than 50% of the total voting power of the Company's then-outstanding securities; (ii) The consummation of a merger or consolidation of the Company with another entity, unless the voting securities of the Company immediately prior continue to represent more than 50% of the voting power of the surviving entity; (iii) The sale of all or substantially all of the Company's assets.

(f)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)         “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(h)         “Common Stock” means the common stock, par value $0.001 per share, of the Company, subject to adjustment as provided in Section 3.

(i)           “Company” means CPI Aerostructures, Inc., a New York corporation, and its successors.

(j)           “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k)         “Effective Date” means the date determined pursuant to Section 11.1.

(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

A-1

(m)        “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or is traded over-the-counter and last sale information is available, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) above or if there is no regular public trading market, such price as the Committee shall determine, in good faith and in compliance with Section 409A of the Code.

(n)         “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right.

(o)         “Good Reason” means (i) a material reduction in the Holder’s compensation or benefits, (ii) a material diminution in responsibilities or authority, or (iii) a relocation of more than 50 miles, provided the Holder gives notice within 30 days and the Company fails to cure within 30 days.

(p)         “Holder” means a person who has received an Award under the Plan.

(q)         “Incentive Stock Option” means any Stock Option or portion thereof intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)           “Non-qualified Stock Option” means any Stock Option or portion thereof that is not an Incentive Stock Option.

(s)          “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(t)           “Other Stock-Based Award” means an Award under Section 8. that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(u)         “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(v)         “Plan” means the Company’s 2025 Long-Term Incentive Plan, as hereafter amended from time to time.

(w)        “Repurchase Value” shall mean the Fair Market Value if the Award to be settled or repurchased is comprised of shares of Common Stock or the Fair Market Value less the Exercise Price, but in no event less than zero, if the Award is a Stock Option or Stock Appreciation Right, in each case, multiplied by the number of shares subject to the Award.

(x)         “Restricted Stock” means shares of Common Stock granted pursuant to Section 7. .

(y)         “Restricted Stock Units” means a right granted pursuant to Section 7. to receive, on the settlement date, one share of Common Stock or an amount in cash or other consideration equal to the Fair Market Value of the one share of Common Stock on the settlement date.

(z)          “SAR Value” means the excess of the Fair Market Value on the exercise date over the exercise price, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(aa)       “Securities Act” means the Securities Act of 1933, as amended.

(bb)      “Stock Appreciation Right” means a right granted pursuant to Section 6. that entitles the holder to receive, on the date of exercise, without a cash payment to the Company, an amount equal to the SAR Value.

(cc)       “Stock Option” or “Option” means an option granted pursuant to Section 5. entitling the holder to purchase shares of Common Stock.

(dd)      “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(ee)       “Termination of Service” means ceasing to serve as an employee, officer, director or consultant of the Company or its Subsidiaries.

(ff)        “Vest” means to become exercisable or to otherwise obtain nonforfeitable rights in an Award, based on time, performance, or other vesting conditions.

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Section	2. Administration.

2.1          Committee Membership. The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code and “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2          Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)          to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, number of shares, share exercise price or amounts and types of consideration to be paid upon exercise of any such Award, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)         to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

(d)         to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity Awards and cash and non-cash Awards made by the Company or any Subsidiary hereunder or outside of this Plan; and

(e)         to make payments and distributions with respect to Awards (i.e., to “settle” Awards) through cash payments in an amount equal to the Repurchase Value.

The Committee’s discretion to determine vesting and performance conditions shall be subject to the minimum vesting standards and performance goal-setting provisions set forth in Section 12.1.

2.3          Interpretation of Plan.

(a)          Subject to Section 10. , the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10. , all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)         Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section	3. Stock Subject to Plan.

3.1          Number of Shares. Subject to Section 7.1, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 800,000 shares (“Shares”). Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any Shares subject to a Stock Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award that is forfeited or settled for cash or expires unexercised, or otherwise terminates without a payment being made to the Holder in the form of Common Stock, shall again be available for distribution in connection with future grants and Awards under the Plan. Shares of Common Stock that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Common Stock surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

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3.2          Adjustment Upon Changes in Capitalization, Etc. In the event of any Common Stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any Award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the Award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.3          Share Counting Adjustment for Full-Value Awards. For purposes of determining the number of Shares available for Awards under the Plan, each Share subject to a Full-Value Award shall be counted as 1.5 Share.

3.4          Individual Limit. Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year Awards for more than 125,000 shares in the aggregate.

Section	4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company; provided that the issuance of shares of Common Stock to the grantee pursuant to the Plan may be registered on Form S-8 under the Securities Act. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an Award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such Award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section	5. Stock Options.

5.1          Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Options under the Plan, either alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options or a combination thereof. The Committee shall determine the number of Shares subject to any Stock Option. Any Stock Option shall contain such other terms and conditions, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve.

5.2          Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)         Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“Ten Percent Holder”) may be exercisable after the expiration of five years from the date of grant.

(b)         Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant or, if greater, the par value of a share of Common Stock; provided, further, that the exercise price of an Incentive Stock Option granted to a Ten Percent Holder may not be less than 110% of the Fair Market Value on the date of grant.

(c)         Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Stock Options shall be subject to the minimum vesting requirements set forth in Section 12.1.

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(d)         Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent Awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e)          Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s Immediate Family (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(f)           Termination by Reason of Death. Upon a Holder’s Termination of Service by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g)        Termination by Reason of Disability.  Upon a Holder’s Termination of Service by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)         Termination by Reason of Normal Retirement.  Upon a Holder’s Termination of Service by reason of Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)          Other Termination.  Upon a Holder’s Termination of Service for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, upon a Holder’s Termination of Service without Cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

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(j)          Incentive Stock Options. The aggregate Fair Market Value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Stock Option.

(k)         Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(l)          Rights as Shareholder. A Holder shall have none of the rights of a shareholder with respect to the Shares subject to the Option until such Shares shall be transferred to the Holder upon the exercise of the Option.

(m)        No Repricing. The Committee shall not, without shareholder approval, reduce the exercise price of a Stock Option, cancel and regrant Options at a lower price, or exchange underwater Options for cash or other Awards.

Section	6. Stock Appreciation Rights.

6.1          Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights under the Plan, either alone or in addition to other Awards granted under the Plan. Stock Appreciation Rights may be granted in tandem with an Option as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash, or unrelated to an Option. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option. The Committee shall determine the number of Shares subject to any Stock Appreciation Right. Any Stock Appreciation Right shall contain such other terms and conditions, not inconsistent with this Plan, or with respect to Stock Appreciation Rights granted in tandem with an Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve.

6.2          Terms and Conditions. Stock Appreciation Rights granted in tandem with a Stock Option shall have the same term, exercise price, exercisability and termination provisions as the Stock Option to which they relate. Stock Appreciation Rights granted in tandem with an Incentive Stock Option, shall be subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options. Except as set forth in this Section, Stock Appreciation Rights granted unrelated to a Stock Option shall be subject to the same terms and conditions applicable to Stock Options generally. Stock Appreciation Rights may be exercised in accordance with such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon exercise of the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive cash in the amount of the SAR Value on the date of exercise or a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date of exercise, or a combination thereof, as determined by the Committee and set forth in the applicable Agreement. Stock Appreciation Rights shall be subject to the minimum vesting requirements set forth in Section 12.1.

6.3          Shares Available Under Plan. Notwithstanding anything to the contrary elsewhere in this Plan, for purposes of determining the number of Shares available for Awards pursuant to Section 3.1, the granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for Awards under the Plan. The number of shares available for Awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section	7. Restricted Stock and Restricted Stock Units.

7.1          Grant.  Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock or Restricted Stock Units under the Plan, either alone or in addition to other Awards granted under the Plan. The Committee shall determine the number of shares to be subject to the Award, any price to be paid by the Holder for Restricted Stock and any period or periods during which the Award or any portion thereof may be subject to forfeiture, vesting and/or restrictions on transferability, and any rights to acceleration thereof (the “Restriction Period”). Any Restricted Stock or Restricted Stock Units shall be subject to such other terms and conditions, not inconsistent with this Plan, as the Committee may from time to time approve.

7.2          Terms and Conditions: Restricted Stock.  Each Restricted Stock Award shall be subject to the following terms and conditions:

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(a)          Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)         Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (the “Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Period for the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)          Vesting; Forfeiture. Upon the expiration of the Restriction Period and the satisfaction of any other applicable restrictions, terms and conditions with respect to an Award of Restricted Stock or portion thereof, in accordance with the terms of the Plan and the Agreement, such Restricted Stock (and any Retained Distributions with respect thereto) shall become vested and shall be no longer subject to forfeiture. Any Restricted Stock that does not vest within the Restricted Period (and any Retained Distributions with respect thereto) shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock (or such Retained Distributions) that shall have been so forfeited. Restricted Stock shall also be subject to the minimum vesting requirements described in Section 12.1. Dividends and retained distributions shall accrue but be payable only upon vesting

7.3          Terms and Conditions: Restricted Stock Units.  Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(a)          Vesting; Settlement; Forfeiture.  Upon the expiration of the Restriction Period and the satisfaction of any other applicable restrictions, terms and conditions with respect to an Award of Restricted Stock or portion thereof, in accordance with the terms of the Plan and the Agreement, such Restricted Stock Units shall become vested and shall be no longer subject to forfeiture. Unless otherwise determined by the Committee and set forth in the Agreement, the settlement of Restricted Stock Units shall occur upon or as soon as reasonably practicable after the Restricted Stock Units vest. Any Restricted Stock Units that do not vest within the Restricted Period shall be forfeited to the Company. RSUs shall also be subject to the minimum vesting and forfeiture provisions in Section 12.1. Unless otherwise provided in the applicable Agreement, settlement of vested Restricted Stock Units shall occur as soon as practicable following vesting and, in any event, in a manner intended to comply with Section 409A of the Code.

(b)         Rights as Shareholder. A Holder shall have none of the rights of a shareholder with respect to the Shares subject to the Restricted Stock Units until such Shares shall be transferred to the Holder upon settlement of the Restricted Stock Units.

Section	8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based Awards may include performance shares or options, whose Award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee. Performance-based Awards under this Section shall be conditioned on the attainment of one or more pre-established, objective performance goals as determined by the Committee in writing early in the applicable performance period.

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Section	9. Accelerated Vesting and Exercisability.

9.1         Change in Control Treatment. In the event of a Change in Control in which outstanding Awards are not assumed, substituted, or otherwise continued by the successor entity, such Awards shall immediately vest in full. If outstanding Awards are assumed, substituted, or continued, and the Holder experiences a Termination of Service by the Company without Cause or by the Holder for Good Reason within twelve (12) months following the Change in Control, then such Awards shall immediately vest in full upon such termination.

9.2         Code Section 409A. Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.

Section	10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan. The Committee shall not, without prior approval of the Company's shareholders, (i) reduce the exercise price of any outstanding Stock Option or Stock Appreciation Right, (ii) cancel any outstanding Stock Option or Stock Appreciation Right in exchange for another Award or for cash, or (iii) take any other action that would be considered a repricing under applicable stock exchange listing standards. This restriction shall apply regardless of whether such repricing occurs in connection with any corporate transaction, including, but not limited to, stock dividends, stock splits, recapitalizations, or mergers.

Section	11. Term of Plan.

11.1        Effective Date. The Effective Date of the Plan shall be April 28, 2025, subject to the approval of the Plan by the Company’s shareholders within one year after the Effective Date. Only stock options may be granted under the Plan prior to such approval of the Plan by the Company’s shareholders. Any Stock Options granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s shareholders and no stock options shall vest or otherwise become free of restrictions prior to such approval.

11.2       Termination Date. Unless earlier terminated by the Board, this Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section	12. General Provisions.

12.1       Minimum Vesting and Performance Standards. Notwithstanding any other provision of this Plan, all Awards granted under this Plan shall have a minimum vesting period of one (1) year from the date of grant; provided, however, that the Committee may authorize the grant of Awards covering up to a maximum of five percent (5%) of the total Shares authorized for issuance under this Plan that are not subject to such minimum vesting requirement. This provision shall not restrict the Committee’s discretion to provide for accelerated vesting of and Award in the event of a Participant’s death, Disability, or in connection with a Change in Control in which such Awards are not assumed or substituted. No portion of any Award shall vest prior to the date the Holder first performs services for the Company or any Subsidiary, regardless of the date of grant. Performance-based Awards shall be subject to one or more pre-established, objective goals established by the Committee early in the applicable performance period and while the outcome remains substantially uncertain. Dividends and dividend equivalents with respect to unvested Awards shall accrue but shall not be paid unless and until the underlying Award vests.

12.2       Limitation on Non-Employee Director Compensation. Notwithstanding any other provision of this Plan, the aggregate value of all compensation granted or paid to any individual non-employee director with respect to any calendar year, including all cash compensation and the grant-date fair value of all equity awards granted under this Plan, shall not exceed $225,000, and the total number of shares (or share equivalents) granted to any non-employee director under the Plan shall not exceed 50,000 shares in any calendar year. In circumstances, such as where a non-employee director serves as Chair of the Board, Lead Independent Director, or Chair of a Board Committee, the Committee may approve compensation in excess of these limits in its independent judgment, provided that the basis for such determination is disclosed in the Company’s annual proxy statement.

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12.3       Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.4       Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.5       Code Section 409A Compliance. It is intended that all Awards granted under the Plan either be exempt from or comply with the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties. The Plan and all Awards shall be interpreted and administered in accordance with this intent. The Company makes no representation or warranty regarding the tax treatment of any Award and shall have no liability with respect to any adverse tax consequences pursuant to Section 409A.

12.6       Tax Withholding. The Company shall have the right to deduct or withhold from any amounts payable under the Plan or an Agreement, or to require the Holder to remit to the Company, an amount sufficient to satisfy applicable federal, state, local, or foreign taxes required by law to be withheld. The Company may, in its sole discretion and subject to applicable law, permit or require the Holder to satisfy such withholding obligation by (i) withholding Shares otherwise issuable upon exercise or settlement of the Award, or (ii) accepting delivery of previously acquired Shares by the Holder.

12.7       Employees.

(a)          Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)          Termination for Cause. If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)           No Right of Employment. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.8        Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.9       Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

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12.10     Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.11     Clawback. Notwithstanding any other provisions of the Plan, any Award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.12     Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of New York (without regard to choice of law provisions).

12.13     Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

12.14     Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.15     Applicable Laws. The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.16     Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein. The Company shall have no liability to any Holder or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

12.17     Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all Awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any Awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future. The Company shall have no liability to any Holder or any other person if an Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code.

12.18     Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ««« EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.	Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted by telephone or electronically over the internet must be received by 11:59 p.m., Eastern Time, on Monday, June 23, 2025.

INTERNET – www.cstproxyvote.com
Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND “FOR” PROPOSALS 2, 3 AND 4.	Please mark your votes like this	☒

1.	Election of the following Class III directors:	FOR Nominee	WITHHOLD AUTHORITY for Nominee	3.	Adoption of the Company’s 2025 Long-Term Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Carey Bond	☐	☐
	Michael Faber	☐	☐	4.	Ratification of appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	AGAINST	ABSTAIN
	Dorith Hakim	☐	☐			☐	☐	☐

2.	Advisory approval of the compensation of the Company’s Named Executive Officers (“Say on Pay”)	FOR	AGAINST	ABSTAIN
		☐	☐	☐	Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2025

Note:   Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of
Proxy Materials for the 2025 Annual Meeting of Shareholders of
CPI Aerostructures, Inc.

The 2025 Annual Meeting Proxy Statement and
the 2024 Annual Report on Form 10-K are available at:
https://www.cstproxy.com/cpiaero/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

CPI AEROSTRUCTURES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2025

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoint(s) Richard Caswell and Dorith Hakim, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Shareholders to be held on June 24, 2025 and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR election of each of the director nominees and FOR Proposals 2, 3 and 4.

(Continued, and to be marked, dated and signed, on the other side)